Exhibit 1.2

EXECUTION VERSION

QWEST CORPORATION

PRICE DETERMINATION AGREEMENT

August 11, 2016

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street, 8th Floor New York, New York 10281

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated August 11, 2016 (the “Underwriting Agreement”), between Qwest Corporation, a Colorado corporation (the “Company”), and the Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally but not jointly, from the Company, subject to the terms and conditions set forth therein, of $850,000,000 aggregate principal amount of the Company’s 6.5% Notes due 2056 (the “Initial Securities”) to be issued pursuant to an Indenture dated as of October 15, 1999, between the Company (formerly named US WEST Communications, Inc.) and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company and J.P. Morgan Trust Company, National Association), as amended and supplemented to the date hereof, and as will be further supplemented by the Sixteenth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, to be dated as of August 22, 2016 relating to the Securities (as defined herein). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 3:30 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the Underwriters that the purchase price for the Initial Securities to be paid by the Underwriters shall be 96.85% of the aggregate principal amount of the Initial Securities set forth opposite the names of the Underwriters in Schedule I attached thereto for retail sales (aggregating to a $734,922,012.50 purchase price in respect of $758,825,000 aggregate principal amount of such sales); provided that such purchase price will be 98% of the aggregate principal amount of the Securities sold by the Underwriters to certain institutions (aggregating to a $89,351,500 purchase price in respect of $91,175,000 aggregate principal amount of such sales). In addition, pursuant to the terms, conditions and limitations of Section 1(c) of the Underwriting Agreement, the Company hereby grants to the Underwriters an option to purchase up to an additional $127,500,000 aggregate principal amount of the Company’s 6.5% Notes due 2056 (the “Option Securities” and, together with the Initial Securities, the “Securities”).

The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

QWEST CORPORATION

By:	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice President, General Counsel and Secretary

Confirmed as of the date first above mentioned:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

By:         Merrill Lynch, Pierce, Fenner & Smith

                                     Incorporated

By:	/s/ Kevin Wehler
	Name:	Kevin Wehler
	Title:	Managing Director

By:         Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Signature Page to Price Determination Agreement

By:         RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

By:         Wells Fargo Securities, LLC

By:	/s/ Jim Stenson
	Name:	Jim Stenson
	Title:	Managing Director

Signature Page to Price Determination Agreement